UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2024
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 19, 2024, L3Harris Technologies, Inc. (the “Company”) amended its Restated Certificate of Incorporation by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment reflected an amendment to limit liability of officers as permitted by law, as approved by the holders of more than a majority of the Company’s shares outstanding and entitled to vote at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) and as described in Item 5.07 below. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.
Item 5.07      Submission of Matters to a Vote of Security Holders.
Voting Results for 2024 Annual Meeting

On April 19, 2024, the Company held the 2024 Annual Meeting. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 8, 2024. Of the 190,089,502 shares of the Company’s common stock issued, outstanding and entitled to vote at the 2024 Annual Meeting as of the February 23, 2024 record date, a total of 169,256,942 shares (for a quorum of approximately 89.0%) was represented at the meeting.

1) Proposal 1 – Election of Directors. The Company’s shareholders elected each of the fourteen nominees to the Company’s Board of Directors (“Board”) for a 1-year term expiring at the 2025 Annual Meeting, or until their successors are elected and qualified. The voting results for each of the nominees are as follows:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
Sallie B. Bailey	151,292,928	2,546,929	458,171	14,958,914
Peter W. Chiarelli	149,719,738	4,031,426	546,864	14,958,914
Thomas A. Dattilo	143,722,961	9,995,030	580,037	14,958,914
Roger B. Fradin	138,991,441	14,707,394	599,193	14,958,914
Joanna L. Geraghty	151,011,457	2,735,947	550,624	14,958,914
Kirk S. Hachigian	148,348,600	5,374,294	575,134	14,958,914
Harry B. Harris, Jr.	149,355,380	4,365,853	576,795	14,958,914
Lewis Hay III	145,783,649	7,964,126	550,253	14,958,914
Christopher E. Kubasik	146,829,494	6,940,983	527,551	14,958,914
Rita S. Lane	149,550,566	4,101,116	646,346	14,958,914
Robert B. Millard	146,949,109	6,667,764	681,155	14,958,914
Edward A. Rice, Jr.	151,882,373	1,754,687	660,968	14,958,914
William H. Swanson	151,554,165	2,146,782	597,081	14,958,914
Christina L. Zamarro	151,973,970	1,717,823	606,235	14,958,914

2) Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation. The Company’s shareholders approved the compensation of the Company’s named executive officers, in an advisory vote, and the voting results are as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
141,472,816	12,093,285	731,927	14,958,914

3) Proposal 3 – Approval of the L3Harris Technologies, Inc. 2024 Equity Incentive Plan. The Company’s shareholders approved the Company's 2024 Equity Incentive Plan, and the voting results are as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
142,777,481	10,803,321	717,226	14,958,914

4) Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the Audit Committee of the Board’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2025, and the voting results are as follows:

Number of Shares
For	Against	Abstain
162,112,572	6,797,524	346,846

5) Proposal 5 – Amendment of the L3Harris Technologies, Inc. Restated Certificate of Incorporation. The Company’s shareholders approved the amendment of the Company's Restated Certificate of Incorporation to limit liability of officers as permitted by law, and the voting results are as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
137,004,777	16,658,441	634,810	14,958,914

6) Proposal 6 – Shareholder Proposal. The Company’s shareholders rejected the Shareholder Proposal titled “Transparency in Lobbying,” and the voting results are as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
49,608,790	102,427,315	2,261,923	14,958,914

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibits are provided herewith:

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of L3Harris Technologies, Inc. dated April 19, 2024
104	Cover Page Interactive Data File formatted in Inline XBRL.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: April 23, 2024		Title:	Senior Vice President, General Counsel and Secretary

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